UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Under Section 5.3(m) of the Member Control Agreement of Heron Lake Bioenergy, LLC (the “Company”), a Member that holds the right to appoint one or more Governors pursuant to Section 5.3(a)(iv) of the Member Control Agreement is entitled to appoint one alternate Governor for each Governor such Member is entitled to appoint.

Further, under Section 5.3(a)(iv) of the Member Control Agreement, any Member who holds a majority of the outstanding Units of the Company is entitled to appoint a majority of the Governors to the Board of Governors.

Currently, Project Viking, L.L.C. is the only member of the Company with such rights based on its current 50.7% ownership percentage. Granite Falls Energy, LLC (“Granite Falls Energy”) is the sole owner of all of the outstanding membership interests of Project Viking, L.L.C. Therefore, Granite Falls Energy has the right to appoint alternate Governors.

On March 19, 2020, Granite Falls Energy determined to remove Sherry Jean Larson and Bruce LaVigne as its alternate appointees to the Board of Governors of the Company. Effective that same day, Granite Falls Energy designated Martin Seifert and Robin Spaude as its alternate appointees to the Company’s Board of Governors.

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Martin Seifert - Age 47 - Alternate Appointed Governor. Since December 2014, Mr. Seifert has been employed as a lobbyist with the firm of Flaherty and Hood, P.A. in St. Paul, Minnesota.  Previously, he was the executive director of the Avera Marshall Foundation from 2010 to 2013, which provides financial support for the Marshall Regional Medical Center hospital and long term care facility. Mr. Seifert has also been a realtor with Real Estate Retrievers from 2010 to 2014. Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011. He also served as minority leader in the Minnesota House of Representatives from 2006 to 2009. Mr. Seifert graduated from Southwest Minnesota State University in 1995 with a Bachelor of Arts in political science. Mr. Seifert also serves on the board of directors of Catholic United Financial. Mr. Seifert currently serves as an alternate governor of Granite Falls Energy, LLC.

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Robin Spaude - Age 70 - Alternate Appointed Governor. Mr. Spaude served as a full-time employee of Granite Falls Energy beginning in July 2005, serving as the Maintenance Manager from July 2005 to September 2006. From September 2006 to March 2019, Mr. Spaude served as the Company’s Plant Manager.  As Plant Manager, Mr. Spaude was responsible for daily operations management, as well as execution of numerous project budgets and their implementation, which expanded the plant’s operations. From May 2008 to September 2009, Mr. Spaude also served as an independent contractor to Highwater Ethanol, LLC. Prior to Mr. Spaude’s work in the ethanol industry, he was employed for 31 years by the Plews Manufacturing Company (a division of the Parker-Hannifin Corp. until its sale of Plews to the Stant Corp.), an automobile aftermarket company, serving as a Director of Manufacturing and Engineering. Mr. Spaude is a retired Army Reserve officer of 20 years’ continuous service in ordinance and logistics. He also served as the Airport Commission chairman from 1988 to 2007 for the Granite Falls Airport. Mr. Spaude graduated from Minnesota West Community and Technical College in Granite Falls, with a degree in Industrial Drafting and Design Technology. He has also completed numerous continuing education courses in engineering and business management over the course of his career. Mr. Spaude currently serves as a governor of Granite Falls Energy, LLC.

The remaining Project Viking governor appointees who currently sit on the Company’s Board of Governors, are: Dean Buesing, Paul Enstad, Marten Goulet, Kenton Johnson, and Rodney Wilkison.

Each of the appointed governors and appointed alternate governors serve indefinitely at the pleasure of Granite Falls Energy (so long as Granite Falls Energy and its affiliates continue to hold a sufficient number of Units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: March 27, 2020	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer